UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC	28001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2013, Uwharrie Capital Corp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were five proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Registrant’s Board of Directors. The other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on April 16, 2013.

The voting results were as follows:

Proposal 1: Proposal to elect three members of the Board of Directors, each for a term of three years, or until their respective successors are duly elected and qualified.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Charles D. Horne	3,932,249	86,836	824,242

Cynthia L. Mynatt	3,906,793	112,292	824,242

S. Todd Swaringen	3,932,249	86,836	824,242

Proposal 2: Proposal to obtain shareholder approval for a proposed amendment to Article IV, Section 2 of the Company’s Bylaws.

For	Against	Abstain	Broker Non-Votes

4,593,229	128,817	41,576	79,705

Proposal 3: Proposal to ratify a non-binding shareholder resolution regarding the Registrant’s executive compensation policies and practices.

For	Against	Abstain	Broker Non-Votes

3,624,875	259,199	135,011	824,242

Proposal 4: Proposal to ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for 2013.

For	Against	Abstain	Broker Non-Votes

4,767,876	40,026	35,425	—

Proposal 5: Proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve Proposal 2.

For	Against	Abstain	Broker Non-Votes

4,641,083	118,495	83,749	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ R. David Beaver, III
R. David Beaver, III
Principal Financial Officer

Dated: May 20, 2013